Exhibit 23.1


             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this Registration Statement of 3Com Corporation on Form S-8 of our report dated June 23, 1998 appearing in the Annual Report on Form 10-K of 3Com Corporation for the year ended May 31, 1998.

/s/ DELOITTE & TOUCHE LLP
--------------------------
DELOITTE & TOUCHE LLP


San Jose, California
March 11, 1999